UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CONTANGO OIL & GAS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2014

____________________________________

Dear Contango Stockholder:                                                                                                                                                                                                                                                            April 11, 2014

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Contango Oil & Gas Company.  The Annual Meeting will be held on May 20, 2014, at 9:30 a.m., local time, at the Lancaster Hotel, in the “Fourth Ward Room,” located at 701 Texas Avenue, Houston, Texas 77002.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting.  In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting.  The proxy card describes your voting options in more detail.  Our report to the stockholders, including our Annual Report on Form 10-K/A for the year ended December 31, 2013, also accompanies the proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future.  We appreciate your ownership of Contango’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Allan D. Keel
President and Chief Executive Officer

CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Contango Oil & Gas Company, a Delaware corporation, will be held on May 20, 2014, at 9:30 a.m., local time, at the Lancaster Hotel, in the “Fourth Ward Room,” located at 701 Texas Avenue, Houston, Texas 77002 for the following purposes:

(1)	the election of seven directors to our Board until the 2015 Annual Meeting of Stockholders;

(2)	ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm;

(3)	the approval of the Amended and Restated 2009 Incentive Compensation Plan;

(4)	the holding of an advisory vote on named executive officer compensation; and

(5)	transacting such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on March 31, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.  Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting.  The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Houston, Texas                                                                        John A. Thomas
April 11, 2014	Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2014

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended
December 31, 2013 are available at
www.proxyvote.com

CONTANGO OIL & GAS COMPANY

PROXY STATEMENT

____________________________________

i

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

____________________________________

PROXY STATEMENT

FOR

THE 2014 ANNUAL MEETING OF STOCKHOLDERS

___________________________________

Unless the context requires otherwise, references in this proxy statement to “Contango,” “we,” “us” and “our” are to Contango Oil & Gas Company, a Delaware corporation, and its consolidated subsidiaries.  Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.04 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Contango (our “Board”) to be voted at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

In connection with the completion on October 1, 2013 of our merger with Crimson Exploration Inc., we changed our fiscal year end from June 30 to December 31, commencing with the twelve-month period beginning on January 1, 2014.  This proxy statement covers the transition period from July 1, 2013 to December 31, 2013 (the “Transition Period”)

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about April 11, 2014.  Our Annual Report on Form 10-K/A (the “Annual Report”) covering the year ended December 31, 2013 is enclosed, but does not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of seven directors to our Board, each for a term ending on the date of the 2015 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”, (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Grant Thornton”), (3) the approval of our Amended and Restated 2009 Incentive Compensation Plan, which is intended to qualify the Company’s performance-based compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (this proposal is referred to as the “Equity Plan Approval”), (4) holding an advisory vote on named executive officer compensation (this proposal is referred to as the “Advisory Vote”), and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.  Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock.  If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages.  This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations Department, Attn: Michael Hackett, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.  The Proxy Materials are also available at www.proxyvote.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 31, 2014 (the “Record Date”).  The Record Date is established by our Board as required by Delaware law. On the Record Date, we had 19,365,413 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date.  There must be a quorum for the Annual Meeting to be held.  If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting.  Neither our Certificate of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned in street name.

•
Stockholder of Record.  If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record.  As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•
Street Name Stockholder.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record:  Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card.  Please have the proxy card in hand when you log onto the website.  Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 19, 2014.

•
By Telephone.  If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card.  Please have your proxy card in hand when you call.  Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 19, 2014.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders:  Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By Mail.  You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•
By Methods Listed on Proxy Card.  Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the proxy card or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee.  Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I revoke my proxy?

Yes.  If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our company, Attn: John A. Thomas, 717 Texas Avenue, Suite 2900, Houston, Texas, 77002, no later than May 19, 2014;

•	submitting another proxy with new voting instructions by mail, telephone or the Internet voting system; or

•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares.  If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you.  When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results.  Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered broker non-votes with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Grant Thornton) in the discretion of the record holder.  If you shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 3 (Equity Plan Approval), and your shares will be considered broker non-votes with respect to this proposal.  If you shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 4 (The Advisory Vote), and your shares will be considered broker non-votes with respect to this proposal.

•
Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  This means that director nominees who receive the most votes are elected.  Votes may be cast in favor of or withheld from the election of each nominee.  Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director.  Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•
Proposal 2 (Ratification of Grant Thornton):  Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•
Proposal 3 (Equity Plan Approval):   Approval of the Amended and Restated 2009 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•
Proposal 4 (The Advisory Vote):  Approval of the advisory vote required the affirmative vote of the majority of the votes of the shares of common stock cast on this proposal at the annual meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board.  However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.  We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

Our Board has appointed Allan D. Keel and E. Joseph Grady as the management proxy holders for the Annual Meeting.  If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable.  For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	FOR the approval of the Amended and Restated 2009 Incentive Compensation Plan; and

•	FOR the advisory vote to approve named executive officer compensation.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies.  We have engaged Broadridge Financial Solutions to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for a fee of approximately $5,000, plus reimbursement for reasonable out-of-pocket expenses.  Our directors, officers and employees may also solicit proxies in person or by other means of communication.  Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.  In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2015 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.  Please read “Stockholder Proposals and Director Nominations for the 2015 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD

General

On October 1, 2013, following the Company’s merger (the “Merger”) with Crimson Exploration Inc., and in accordance with the Company’s bylaws, the size of the Board was expanded from six to eight directors, comprised of five “Contango Directors” and three “Crimson Directors” (each as defined in the bylaws).  On March 20, 2014, our bylaws were amended and restated to reduce from five to four the number of “Contango Directors” required on the Board until the first anniversary of the effective time of the Merger.  As a result of the resignation of a director and this change to our bylaws, the overall size of the Board was reduced from eight to seven directors.  The Company’s Certificate of Incorporation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held three meetings during the Transition Period.  During the Transition Period no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders.  At our last Annual Meeting of Stockholders, five out of the eight serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE MKT, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board.  Our Nominating Committee evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that B.A. Berilgen, B. James Ford, Lon McCain, Charles M. Reimer and Steven L. Schoonover are each an independent director, as that term is defined in the listing standards of the NYSE MKT. In making its independence recommendation, the Committee noted in particular the following at the time of determination:

Mr. Ford

•
Mr. Ford is a managing director of Oaktree Capital Management, LP (“Oaktree Capital Management”), which, through its affiliates OCM GW Holdings, LLC (“Oaktree Holdings”) and OCM Crimson Holdings, LLC (“OCM Crimson”), owns approximately 6.6% of our Common Stock.  This significant ownership position could result in the interest of Mr. Ford becoming misaligned with those of our smaller stockholders.

•
In reviewing the independence of Mr. Ford, our Nominating Committee noted that the NYSE MKT does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Our Nominating Committee also noted that Oaktree Capital Management is comprised of eight principals and approximately 700 employees with offices in 13 cities worldwide, has its headquarters in Los Angeles and has approximately $77 billion in assets under management.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nomination Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE MKT and applicable rules and requirements of the SEC.  The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee was established to oversee and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. From July 1, 2013 until September 30, 2013 (the “Pre-Merger Period”), the Audit Committee consisted of Messrs. Brehmer (Committee Chairman), Berilgen, Reimer and Schoonover.  Beginning October 1, 2013 through December 31, 2013 (the “Post-Merger Period”), the Audit Committee consisted of Messrs. McCain (Committee Chairman), Berilgen  and Schoonover.  Each member of our Audit Committee is considered “independent” as described above.  The Audit Committee met one time during the Transition Period. Upon review by and recommendation of our Nominating Committee, our Board has determined that for the Pre-Merger Transition Period, Mr. Brehmer was an “audit committee financial expert” as defined under applicable rules and regulations of the SEC, and for the Post-Merger Transition Period, Mr. McCain was an “audit committee financial expert” as defined by such rules.   Our Audit Committee has adopted a charter, which is posted on our website www.contango.com under “Corporate Governance.”

Compensation Committee

The responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” include among other things, the responsibility to:

•	Periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	Approve the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	Periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees; and

•	Exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During the Transition Period, the Compensation Committee engaged the services of Longnecker & Associates (“Longnecker”), an experienced compensation consulting firm that specializes in the energy industry.  In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers and whether Longnecker owns any shares of our common stock.  Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker. Among the services Longnecker was asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.

For the Pre-Merger Period, the members of the Compensation Committee were Messrs. Schoonover (Committee Chairman), Berilgen and Reimer.  For the Post-Merger Period the members of the Compensation Committee were Messrs. Ford (Committee Chairman), Berilgen and Reimer. Each member of the Compensation Committee during the Transition Period was an “outside director” as defined under section 162(m) of the Code and was “independent” as defined in the applicable rules of the NYSE MKT and the SEC.  The Compensation Committee held one meeting during the Transition Period.

Nominating Committee

The principal function of the Nominating Committee, which is discussed in detail in the “Nominating Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to oversee, identify, evaluation and select qualified candidates for election to the Board.  The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

For the Pre-Merger Period, members of the Nominating Committee were Messrs. Schoonover (Committee Chairman), Berilgen, Brehmer and Reimer. For the Post-Merger Period, members of the Nominating Committee were Messrs. Berilgen (Committee Chairman) and McCain. Each member of the Nominating Committee during the Transition Period was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Nominating Committee did not meet during the Transition Period.

Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders.  For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2015 Annual Meeting.”

Investment Committee

The Investment Committee was created by the Board on October 1, 2013 in connection with the closing of the Merger. The purpose of the Investment Committee, which is discussed in detail in the “Investment Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to allocate, subject to Board approval, the amount and nature of all capital expenditures of the Company and its subsidiaries, and review and discuss the plan for such capital expenditures with Company management. The members of the Investment Committee are Messrs. Romano (Chairman) and Keel.  The Investment Committee did not hold any formal meetings during the Transition Period.

Code of Ethics

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.contango.com under “Corporate Governance.”  Any amendment to the code of ethics will be posted promptly on our website.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board.  The positions of Chairman and CEO were separated at the closing of the Merger. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Keel to focus on his role as CEO of the Company, while enabling Mr. Romano, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management.  Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively.  The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company.  Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities.  In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements.  In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.  Our Investment Committee is responsible for the allocation, subject to Board approval, of our capital expenditures.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn:  Board of Directors, Contango Oil & Gas Company, 717 Texas Avenue, Suite 2900, Houston, Texas 77002.  Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of March 31, 2014, of each of our executive officers.

Name	Age	Position
Allan D. Keel	54	President, Chief Executive Officer and Director
E. Joseph Grady	61	Senior Vice President and Chief Financial Officer
A. Carl Isaac	50	Senior Vice President—Operations
Jay S. Mengle	60	Senior Vice President—Engineering
Thomas H. Atkins	55	Senior Vice President—Exploration
John A. Thomas	45	Vice President, General Counsel and Corporate Secretary

Allan D. Keel’s biographical information may be found on page 29 of this proxy statement.

E. Joseph Grady Mr. Grady was appointed Senior Vice President and Chief Financial Officer on October 1, 2013 following the closing of the Merger. Mr. Grady had previously served as Senior Vice President and Chief Financial Officer of Crimson from February 2005 until the closing of the Merger. Mr. Grady has over 35 years of financial, operational and administrative experience, including over 25 years in the oil and gas industry. Prior to joining Crimson, Mr. Grady was managing director of Vision Fund Advisors, Inc., a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001, and he held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady is a CPA and received a Bachelor of Science degree in Accounting from Louisiana State University.

A. Carl Isaac Mr. Isaac was appointed Senior Vice President of Operations on October 1, 2013 following the closing of the Merger. Mr. Isaac had previously served as Senior Vice President of Operations of Crimson from May 2010 until the closing of the Merger. Mr. Isaac has more than 20 years of international and domestic experience in the oil and gas industry with previous senior management roles in engineering, operations and risk management. Prior to joining Crimson, from 2007 to 2010, he was Executive Vice President of Beryl Resources, an oil and gas exploration and production company with operations in the Gulf of Mexico. Prior to joining Beryl Resources, Mr. Isaac served as the operating manager of oil and gas exploration and production for Equitable Production from August 1998 to April 2000, and he has previously served in operations management roles at Westport Resources, Kerr McGee and Enduring Resources. Mr. Isaac received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1987 and has served on its Industry Advisory Board since 2005.

Jay S. Mengle Mr. Mengle was appointed Senior Vice President – Engineering on October 1, 2013 following the closing of the Merger. Mr. Mengle had previously served as Senior Vice President – Operations and Engineering of Crimson from April 2005 until May 2010 and Senior Vice President – Engineering from May 2010 until the closing of the Merger. Mr. Mengle joined Crimson after serving as the Shelf Asset Manager-Gulf of Mexico for Kerr-McGee Corporation subsequent to its 2004 merger with Westport Resources Corporation (“Westport”). Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his Bachelor of Science degree in Petroleum Engineering from the University of Texas.

Thomas H. Atkins Mr. Atkins was appointed Senior Vice President – Exploration on October 1, 2013 following the closing of the Merger. Mr. Atkins had previously served as Vice President – Exploration of Crimson from April 2005 until the closing of the Merger. Mr. Atkins served as the General Manager – Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining Crimson. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a Bachelor of Science degree in Geology from the University of Oklahoma.

John A. Thomas Mr. Thomas was appointed Vice President, General Counsel and Corporate Secretary of the Company October 1, 2013 following the closing of the Merger. Mr. Thomas had previously served as General Counsel and Corporate Secretary of Crimson from July 2011 until the closing of the Merger. From 2008 until 2011, Mr. Thomas was Counsel with Vinson & Elkins LLP. He was Vice President, General Counsel and Corporate Secretary of Conquest Petroleum Inc. during 2008 and was Corporate Counsel for Apache Corporation from 2006 to 2008. Mr. Thomas began his legal career with Vinson & Elkins LLP from 1999 to 2006. Mr. Thomas received a Juris Doctor degree from Southern Methodist University, a Master of Business Administration degree from the University of Houston and a Bachelor of Science degree in business from Oklahoma State University.

Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table (our principal executive officer, principal financial officer and the three most highly compensated executive officers), whom we refer to in this proxy statement as our “named executive officers” for the Transition Period.

Name	Principal Position
Allan D. Keel	Chief Executive Officer and President
E. Joseph Grady	Senior Vice President and Chief Financial Officer
Jay S. Mengle	Senior Vice President—Engineering
A. Carl Isaac	Senior Vice President—Operations
Thomas H. Atkins	Senior Vice President—Exploration
Joseph J. Romano	Former Chief Executive Officer and President
Sergio Castro	Former Vice President and Chief Financial Officer, Treasurer and Secretary

The Merger resulted in two individuals serving in our principal executive officer position and our principal financial officer position during the Transition Period. Following the Merger, Mr. Romano ceased to provide services to us as an employee (although Mr. Romano remains chairman of our Board), and Mr. Castro ceased to be our Chief Financial Officer (although Mr. Castro continues to serve as our Vice President and Treasurer).  The compensation and benefits that will be discussed below with respect to Mr. Romano will relate solely to the period of time during the Pre-Merger Period.  The compensation and benefits discussed for Mr. Castro will relate to the full Transition Period.  The compensation and benefits that are discussed below for the remaining named executive officers will relate solely to the Post-Merger Period.

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return. We believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall competitive compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. Specifically, our compensation program is designed to:

•	Attract and retain individuals with superior ability;

•	Align named executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•	Increase the incentive to achieve key strategic and financial corporate performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas.

To achieve these objectives, we have historically focused on the following corporate performance objectives:

•	Increasing our year over year stock price;

•	Increasing net debt-adjusted reserves per fully diluted share;

•	Incurring tax-effected finding and development costs of less than $3.00 per mcfe; and

•	Having our stock price performance exceed the year-to-year stock price performance of a group of exploration focused companies – the S&P 600 Small Cap Index.

The Compensation Committee from time to time assigns relative weights or rankings to these factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

Due to the Merger occurring mid-year, the compensation setting process for the Transition Period largely consisted of our Compensation Committee and the Board negotiating new employment agreements for the individuals that became named executive officers in connection with the Merger and working to adopt, consolidate or amend, as appropriate, the compensation programs that were maintained by Crimson or us prior to the Merger.

On a going-forward basis, on behalf of our Board, the Compensation Committee will review and evaluate all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board will have final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee.   Our Chief Executive Officer and Chief Financial Officer will also typically play important roles in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance target goals, although the Compensation Committee or the Board, as applicable, will have the final decision-making authority over compensation decisions. The Compensation Committee will take into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market based adjustments to our named executive officers’ compensation.

The Compensation Committee will also have the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board – Compensation Committee,” to review our compensation policies and programs to determine our competiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees. In connection with the Merger, our Compensation Committee retained Longnecker & Associates (“Longnecker”), an experienced compensation consulting firm that specializes in the energy industry, to review our compensation policies and programs, determine our competiveness within the oil and gas industry and advise the Compensation Committee with respect to executive compensation levels to be provided following the Merger. The Compensation Committee took the Longnecker advice into account when determining the base salary, bonus opportunities, and equity compensation opportunities to be provided under the new employment agreements with Messrs. Keel, Grady, Isaac, Atkins and Mengle that are described below.

At our 2012 annual meeting of shareholders, we presented shareholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement relating to that meeting (referred to as a “say-on-pay” proposal). 98.5% of the votes cast on the say-on-pay proposal voted in favor of the proposal. We believe this strongly affirms shareholders’ support of our approach to executive compensation.  We believe that periodic shareholder advisory votes on executive compensation are appropriate and our Compensation Committee values the feedback provided by our shareholders through such votes, and will take the advisory vote that we conduct at this year’s annual meeting into consideration when making compensation decisions in the future.

Elements of our Executive Compensation Program

        General

The principal components of our executive compensation program include:

•	base salary;

•	short-term performance-based cash incentive compensation;

•	long-term equity based incentive compensation;

•	severance benefits; and

•	other health and fringe benefits.

        Base Salary

We provide base salaries to our executive officers to compensate them for services rendered during the year at levels that we believe are competitive in the oil and gas industry and that are designed to allow us to attract, motivate and retain executive officers.  Base salaries are a major component of the total annual cash compensation paid to our executive officers and are reviewed annually by the Compensation Committee.  Unless delegated to the Compensation Committee, base salary determinations are made by our Board taking into consideration salary recommendations from the Compensation Committee.  The Compensation Committee considers senior management’s recommendations as to appropriate compensation for members of management reporting to them.

All of our executive officers are subject to employment agreements that provide for a fixed base salary.  These salaries were determined after taking into account many factors, including:

•	the responsibilities of the officer;

•	the scope, level of expertise and experience required for the officer’s position;

•	the strategic impact of the officer’s position;

•	the potential future contribution and demonstrated individual performance of the officer; and

•	salaries paid for comparable positions at similarly-situated companies.

For the period of time that Mr. Romano served as an employee during the Transition Period, his base salary was maintained at an annual level of $750,000, which was the base salary amount that was set for him at the time that he became President and Chief Executive Officer in November 2012. Mr. Castro’s annual base salary was $250,000 during the Transition Period.   The employment agreements that we have executed with each of the new named executive officers set annual base salaries at the following levels for the portion of the 2013 Transition Period that they provided services to us as executive officers:

Name	Base Salary for 2013
Allan D. Keel	$600,000
E. Joseph Grady	$400,000
Jay S. Mengle	$300,000
A. Carl Isaac	$320,000
Thomas H. Atkins	$310,000

        Annual Cash Incentive Compensation

In connection with Mr. Romano’s appointment as President and Chief Executive Officer in November 2012, the then-current Compensation Committee established a potential cash incentive bonus for Mr. Romano based upon certain corporate performance objectives.  We established the following corporate performance objectives for Mr. Romano’s potential bonus award: (i) increasing our year over year stock price; (ii) our successful reorganization; and (iii) having our stock price performance exceed the year-to-year stock price performance of a group of exploration focused companies – the S&P 600 Small Cap Index.   These performance objectives were weighted as set forth below:

Performance Goals	Level of Achievement	Bonus if Achieved
Increase in the stock price of the Company (Shareholder Return)	5.00% – 9.99%	$1.5 million
	10.00% – 14.99%	$2.0 million
	15.00% – 19.99%	$2.5 million
	> 20.00%	$3.5 million

Performance against S&P 600 Small Cap Index	<49%	$ 0
	50.00% – 74.99%	$0.5 million
	≥75.00%	$1.0 million

A corporate transaction with an aggregate value of at least $150 million	N/A	$4.0 million

The Merger resulted in Mr. Romano becoming eligible to receive a $4,000,000 bonus pursuant to the satisfaction of the last performance goal of completing a specific corporate transaction.  The bonus will be earned and payable to Mr. Romano on June 30, 2014, provided he continues his service as Chairman of the Company through June 30, 2014.

The bonuses that each of our named executive officers other than Mr. Romano were eligible to receive during the portion of the Transition Period that they provided services to us were governed by the terms and conditions of the merger agreement that governed the Merger (the “Merger Agreement”) rather than the bonus and incentive plans that might ordinarily govern the annual incentive compensation awards that we provide to our executive officers.  The Merger Agreement stated that a discretionary bonus, as determined by our Compensation Committee, could be paid to the named executive officers for the portion of the 2013 calendar year that they provided services to us.  When determining these discretionary bonuses, the Compensation Committee considered various factors including each officer’s contribution to the Company during the applicable portion of the Transition Period.  Amounts actually awarded to each named executive officer for the applicable portion of the Transition Period are set forth in the Summary Compensation Table below.

Going-forward, our named executive officers will be eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our Company attaining pre-determined performance measures.  The Compensation Committee retains the flexibility to adjust the final awards for all employees, including our named executive officers, within the overall parameters of the plan, to better recognize the impact of their general contributions to the Company’s success, individual strengths and individual efforts that each individual officer may have exerted on our behalf during the fiscal year.  This discretion can be exercised at the sole discretion of the Compensation Committee, and could be based on the individual’s achievement or non-achievement, as applicable, of individual goals that the Compensation Committee felt were essential to any individual’s role or duties with our Company.  The Compensation Committee also has the authority to award additional discretionary amounts in recognition of specific contributions unrelated to the targets set for the performance-based cash incentive awards.

The Compensation Committee will annually approve the performance metrics and quantitative goals that will make up the cash incentive bonus awards.  The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers and adjusted, as needed, in order to reflect our current structure and operations.  For 2014, the performance goal categories will consist of Oil and Gas Production; Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses; Finding and Development Costs; Operating Expenses; Health, Safety and Environmental Costs; and Present Value of Proved Reserves.

Amounts potentially earned under the performance-based cash incentive awards are set at certain percentages of the participant’s base salary.  The employment agreements that we entered into with the individuals that became named executive officers in connection with the Merger provide that they are eligible to participate in our annual cash incentive bonus plan.  The employment agreements provide for minimum, target and maximum award levels for each calendar year that are based on a percentage of the executive’s base salary. The minimum bonus target levels, as a percentage of base salary, that each named executive officer is eligible to receive as an incentive bonus under their employment agreements are as follows:

Name	Minimum	Target	Maximum
Allan D. Keel	50%	100%	150%

E. Joseph Grady	50%	90%	130%
Jay S. Mengle	50%	80%	120%
A. Carl Isaac	50%	80%	120%
Thomas H. Atkins	50%	80%	120%

In establishing the cash incentive bonus awards for our named executive officers for 2014, our Compensation Committee increased the amount of the potential maximum award for each officer from the 144-150% percent of the target award level set forth in such executive’s employment agreement to 200% of the target award level, with the incremental portion of these awards to be determined by the Compensation Committee based on its subjective evaluation of each officers’ performance and contribution for the year.

        Long Term Equity Incentive Compensation

We sponsor and maintain the 2009 Equity Compensation Plan which was recently amended and restated as the Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”), pursuant to which equity awards can be made to named executive officers and other eligible employees. After implementing our share repurchase program in September 2008, however, we began issuing fewer equity awards, and no equity awards were made to our named executive officers from the 2009 Plan in recent years prior to the Merger.

In connection with the Merger, we adopted and assumed the Crimson Exploration Inc. 2005 Stock Incentive Plan (the “Crimson Plan”), effective as of October 1, 2013. The Crimson Plan provides for the granting of options, restricted awards, stock awards, bonus shares, performance awards, stock appreciation rights and dividend equivalent rights, and each of the current named executive officers (and any other employee, consultant or director of Crimson prior to the Merger) are eligible to receive awards pursuant to the Crimson Plan.

The named executive officers that were previously Crimson employees held outstanding stock option awards under the Crimson Plan prior to the Merger. The Merger constituted a “change in control” under the Crimson Plan, resulting in the full vesting of all outstanding stock option awards.  Pursuant to the Merger Agreement, we re-issued these vested stock option awards, applying an adjustment to the exercise price and the number of awards held by each executive to reflect the exchange ratio that was used in the Merger.

The table set forth below summarizes the options under the Crimson Plan that were re-issued by us and held by individuals who became our named executive officers following the completion of the Merger:

Name	Number of Shares of Crimson Common Stock Underlying Outstanding Option (#)	Crimson Exercise Price Per Share ($)	Number of Shares of Contango Common Stock Underlying Outstanding Option (#)	Contango Exercise Price Per Share ($)
Allan D. Keel	675,000	5.00	55,943	60.33
E. Joseph Grady	225,000	5.00	18,647	60.33
Jay S. Mengle	45,000	5.00	3,729	60.33
Anthony C. Isaac	75,000	3.45	6,216	41.63
	100,000	3.31	8,288	39.94
Thomas H. Atkins	38,300	5.00	3,174	60.33

The previous Crimson employees also held restricted stock and other types of deferred awards under the Crimson Plan that became vested in connection with the Merger, but these awards were not compensation that we were responsible for paying to the executives during the Transition Period.

Going forward, we expect to grant annual performance-based equity compensation awards to our named executive officers to give them a longer-term stake in our Company.  The equity awards act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.  The
Compensation Committee also has the discretion to grant equity awards in recognition of outstanding service to our Company.

The Compensation Committee will annually approve performance metrics and quantitative goals that will make up the performance-based equity compensation awards.  For 2014, the performance goal categories for performance-based equity compensation awards for our named executive officers will be the same as those set forth above for performance-based cash incentive compensation awards.

Amounts potentially earned under the performance-based equity awards are set at certain percentages of the participant’s base salary.  The employment agreements that we entered into with the individuals that became named executive officers in connection with the Merger provide that they will be eligible to receive annual performance-based equity compensation awards under our equity compensation plans.  The awards may be granted in the form of restricted stock, stock options, or a combination of restricted stock and stock options.  Each executive will have a minimum, target, and maximum award level based upon a percentage of their base salary, subject to the satisfaction of personal and corporate goals that will be established by the Board or the Compensation Committee for the applicable year.  The employment agreements set forth the following equity compensation minimum award target levels for each applicable named executive officer:

Name	Minimum	Target	Maximum
Allan D. Keel	75%	350%	450%
E. Joseph Grady	75%	250%	450%
Jay S. Mengle	75%	250%	350%
A. Carl Isaac	75%	250%	350%
Thomas H. Atkins	75%	250%	350%

During the fourth quarter of 2013, the Compensation Committee recommended and the Board approved certain discretionary grants of restricted stock awards to our named executive officers and all other employees in recognition of the efforts of those individuals during 2013.  These awards are reflected in the compensation tables below as 2013 grants.

        Severance Benefits

Each of the employment agreements that we entered into with the applicable named executive officers in connection with the Merger provide for severance payments upon a termination for any reason other than cause, including termination pursuant to a change of control.  These agreements also provide for the accelerated vesting of certain equity awards in the event of a change of control.  We believe that the executive officers should be provided an incentive to consummate a change of control that would generate attractive returns for our stockholders. Without such an incentive, the executive officers may not diligently pursue such opportunities. In addition, severance provisions were included as a means of attracting and retaining executives and to provide replacement income if their employment is terminated under certain circumstances. Each employment agreement contains similar but not identical provisions regarding severance payments and relevant provisions of those agreements are provided in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

        Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

Other Matters

        Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our chief executive officer and our three most highly compensated executive officers other than the chief executive officer and the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.  Due in part to the discretionary nature of the restricted stock awards granted during the Transition Period, a portion of the compensation paid to our chief executive officer during the Transition Period will likely not be deductible due to the Section 162(m) limitation.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718.  In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution.  The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis.  The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

        Risk Considerations in our Overall Compensation Program

When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term goals, performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Contango Oil & Gas Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

B.A. Berilgen
B. James Ford (Chairman)
Charles M. Reimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during the Transition Period an employee, or is or ever has been an officer, of the Company or its subsidiaries.  No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers serve as a member of the Company’s Board or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for various historical periods.  Amounts reflected in the column labeled “2013 TP” reflect the amounts applicable to the Transition Period that began on July 1, 2013 and ended December 31, 2013.  The compensation and benefits within 2013 TP for Mr. Romano relate solely to the period of time during the Transition Period that began on July 1, 2013 and ended with the consummation of the Merger on October 1, 2013.  The compensation and benefits within 2013 TP for Mr. Castro will relate to the full Transition Period.  The compensation and benefits within 2013 TP for the remaining named executive officers will relate solely to the period of time during the Transition Period that began on October 1, 2013 (when we began providing compensation to these individuals) and ended on December 31, 2013.   With respect to Messrs. Romano and Castro, historical compensation for fiscal years 2013, 2012 and 2011, as applicable, reflect the compensation and benefits we provided during our fiscal years that ended in the applicable year, as we were previously reporting on a fiscal year that began on July 1st and ended on June 30th.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Allan D. Keel	2013 TP	150,000	418,978	4,000,002	—	—	9,735	4,578,715
Chief Executive Officer and President

E. Joseph Grady	2013 TP	100,000	228,932	1,800,040	—	—	15,683	2,144,655
Senior Vice President and Chief Financial Officer

A. Carl Isaac	2013 TP	80,000	179,817	1,200,026	—	—	11,360	1,471,203
Senior Vice President – Operations

Jay S. Mengle	2013 TP	75,000	130,432	1,200,026	—	—	9,523	1,414,981
Senior Vice President –Engineering

Thomas H. Atkins	2013 TP	77,500	123,132	1,200,026	—	—	12,818	1,413,476
Senior Vice President – Exploration

Joseph J. Romano	2013 TP	187,500	—	—	—	—	4,740	192,240
Former Chief	2013	437,500	—	—	—	—	—	437,500
Executive Officer and President

Sergio Castro	2013 TP	125,000	50,000	124,995	—	—	20,063	320,058
Former Vice President	2013	250,000	—	—	—	75,000	—	325,000
and Chief Financial	2012	250,000	—	—	—	350,000	—	600,000
Officer, Treasurer and Secretary	2011	250,000	—	—	326,741	500,000	—	1,076,741
_____________________

(1)	The amounts included in this column represent the bonuses awarded to our named executive officers for the Transition Period. These bonuses were discretionary and were paid in early 2014.

(2)
With respect to 2013 TP, amounts represent the aggregate grant date fair value of restricted shares of Common Stock in accordance with FASB Topic 718, disregarding any risk of forfeitures, awarded to the applicable named executive officer on the respective award grant dates.  See Note 8 to our Consolidated Financial Statements filed with our Form 10-K/A for the year ended December 31, 2013 for more information on the assumptions used to calculate these amounts.

(3)
The amounts reflected in this column do not reflect Mr. Romano’s $4.0 million bonus that may be earned by him in connection with the Merger under his annual incentive compensation plan.  The $4.0 million bonus payment will be earned and payable to Mr. Romano on June 30, 2014, provided he continues his service as Chairman of the Company through June 30, 2014.

(4)	The amounts included in this column are attributable as follows:

		Matching 401(k) Contributions ($)	Insurance Premiums* ($)	ORRI Payments** ($)	Total ($)
Allan D. Keel	2013 TP	2,750	6,985	—	9,735
E. Joseph Grady	2013 TP	6,575	9,108	—	15,683
A. Carl Isaac	2013 TP	4,375	6,985	—	11,360
Jay S. Mengle	2013 TP	4,500	5,023	—	9,523
Thomas H. Atkins	2013 TP	4,650	6,985	1,183	12,818
Joseph J. Romano	2013 TP	—	4,740	—	4,740
Sergio Castro	2013 TP	10,300	9,763	—	20,063

*	Represents premium payments made on behalf of the executive officers for medical, dental, vision, life insurance and accidental death and dismemberment coverage.

**
Mr. Atkins receives royalty payments attributable to overriding royalty interests granted to him pursuant to an Overriding Royalty Interest Plan that was previously maintained by Crimson and terminated in 2010.  The amounts reflected above are a pro-rated portion (to approximate payments received during the Transition Period) of the royalty payments he received during 2013 for wells operated by subsidiaries of the Company.  Mr. Atkins also received royalty payments from third-party operators attributable to overriding royalty interests granted to him pursuant to the Crimson Overriding Royalty Interest Plan; such amounts are not reflected above.

Grants of Plan-Based Awards for Transition Period Ending December 31, 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares (#) (2)	Value of Stock and Option Awards ($)
Allan D. Keel	11/12/2013	—	—	—	93,458	4,000,002
E. Joseph Grady	11/12/2013	—	—	—	42,057	1,800,040
A. Carl Isaac	11/12/2013	—	—	—	28,038	1,200,026
Jay S. Mengle	11/12/2013	—	—	—	28,038	1,200,026
Thomas H. Atkins	11/12/2013	—	—	—	28,038	1,200,026
Joseph J. Romano		500,000 N/A N/A N/A	1,500,000 1,000,000 500,000 4,000,000	3,000,000 2,000,000 1,000,000 N/A
Sergio Castro	12/2/2013	—	—	—	2,621	124,995

(1)
No incentive plans were in effect during the Transition Period other than the aforementioned cash award granted to Mr. Romano.   Amounts reflected here for Mr. Romano show the various payout levels that were associated with the four portions of the non-equity incentive compensation plan award granted to Mr. Romano, which was described in greater detail within the Compensation Discussion and Analysis section.  The performance criteria relating to the corporate transaction element of the potential award was partially achieved and Mr. Romano will receive, if he remains Chairman of the Company through June 30, 2014, the one-time $4,000,000 payment associated with that award element.

(2)	The stock awards reflected above represent discretionary restricted stock awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

We entered into new employment agreements with the individuals that became named executive officers in connection with the Merger.  We entered into agreements with Messrs. Keel and Grady, each dated April 29, 2013, that became effective with the Merger. On June 6, 2013, we also entered into employment agreements with each of Messrs. Isaac, Mengle and Atkins, which become effective in connection with the Merger. Each employment agreement provides for a term of three years with automatic two-year extensions of the initial term, unless we or the executive provides prior notice of intention not to extend the agreement.

Each of the employment agreements provides for potential payments to the executive in the event of certain terminations of employment or a change in control, as detailed below within the section titled “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2013 Year-End

The table below reflects the equity compensation awards that each of our named executives held as of December 31, 2013, which consists of (1) the fully vested Crimson stock option awards that were re-issued by the Company  in connection with the Merger and (2) discretionary awards of restricted stock made during the Transition Period.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Allan D. Keel	41,439	0	60.33	2/17/21	70,094 (4)	3,312,642
	14,504	0	60.33	6/16/21

E. Joseph Grady	18,647	0	60.33	2/17/21	31,543 (4)	1,490,722

A. Carl Isaac	8,288	0	39.94	5/9/20	21,029 (4)	993,831
	6,216	0	41.63	8/15/21

Jay S. Mengle	3,729	0	60.33	2/17/21	21,029 (4)	993,831

Thomas H. Atkins	3,174	0	60.33	2/17/21	21,029 (4)	993,831

Sergio Castro	0	0	—	—	2,621 (5)	123,868

(1)	The exercisable but unexercised options vested on 10/1/13 in connection with the Merger and were re-issued by the Company immediately following the closing of the Merger.

(2)
Upon a change in control, all unvested equity awards held by our named executive officers will become vested and, in the case of options, exercisable. See “—Potential Payments upon Termination or Change of Control—Severance Payments.”

(3)	The market value of the unvested restricted stock was determined using the closing price of our Common Stock on December 31, 2013 of $47.26 per share.

(4)
The restricted stock awards reflected vest in four equal annual increments over a three year period commencing on the date of grant (November 12, 2013), according to the following schedule: 25% (date of grant), 25% (year 1), 25% (year 2), and 25% (year 3).

(5)
The restricted stock awards reflected vest in four equal annual increments over a four year period commencing on the first anniversary of the date of grant (December 2, 2013), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted stock awards during the Transition Period on an aggregated basis with respect to each of our named executive officers.  Messrs. Romano and Castro did not have any restricted stock awards that vested during the Transition Period.  During the Transition Period, none of our named executive officers exercised any stock option awards.

Option Exercises and Stock Vested During the Transition Period

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allan D. Keel	23,364	999,979	(1)
E. Joseph Grady	10,514	449,999	(1)
A. Carl Isaac	7,009	299,985	(1)
Jay S. Mengle	7,009	299,985	(1)
Thomas H. Atkins	7,009	299,985	(1)

(1)
The restricted stock was issued and vested on November 12, 2013.  The value was determined using the closing price of our Common Stock of $42.80/share on the vesting date.  Each of Messrs. Keel, Grady, Isaac, Atkins and Mengle elected to satisfy all or some portion of their individual federal tax withholding obligations with vested shares based on the $42.80/share price.  Accordingly, 4,901, 4,411, 1,917, 1,917 and 1,917 shares, respectively, were withheld.

Potential Payments Upon Termination or Change in Control

We entered into new employment agreements with Messrs. Keel, Grady, Isaac, Mengle and Atkins in connection with the Merger that provide for potential payments to the executives upon certain terminations of employment and a change in control. The employment agreements that we entered into replaced the employment agreements that the executives maintained with their previous employer (Crimson).

Each employment agreement provides for payments in the event we terminate the executive’s employment “without cause” or if the executive resigns for “good reason,” each as defined below. Except as otherwise described in the following paragraph, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive will receive (A) a cash amount equal to a specific multiplier times the sum of the then current calendar year’s base salary and the prior year’s bonus under the cash plan, the multiplier being 2.99 for Messrs. Keel and Grady, and 2.0 for Messrs. Isaac, Mengle and Atkins, (B) reimbursement of COBRA health insurance premiums for up to 36 months from the termination date for Messrs. Keel and Grady, and for up to 24 months for Messrs. Isaac, Mengle and Atkins, (C) accelerated vesting of all stock, stock option and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code and (D) a pro-rated bonus under the cash plan for the year of termination, based on the attainment of the applicable corporate performance goals. For purposes of calculating the severance amount due in (A), if no bonus was paid in the prior year under the cash plan, severance would instead be calculated using the greater of the target bonus under the cash plan for the year of termination or the amount of any discretionary bonuses that were paid to the executive in the twelve month period prior to his termination.

For Messrs. Isaac, Mengle and Atkins, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, in either case, within 12 months after a change in our ownership or control, the executive will receive (A) a cash amount equal to 2.5 times the sum of the then current calendar year’s base salary and the prior year’s bonus under the cash plan, (B) reimbursement of COBRA health insurance premiums for up to 30 months from the termination date, (C) accelerated vesting of all stock, stock option and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code and (D) a pro-rated bonus under the cash plan for the year of termination, based on the attainment of the applicable corporate performance goals. If no bonus was paid under the prior year’s cash plan, the bonus component of the cash severance amount due in (A) will be calculated as described in the last sentence of the preceding paragraph.

If the executive’s employment is terminated by us without cause or the executive resigns for good reason within 12 months after our change in ownership or control, payment of the entire cash severance amount will be made in a lump sum at termination. Otherwise, upon termination by us without cause or by the executive for good reason, the executive will receive half of the cash severance amount in a lump sum at termination and half the number of months of health insurance reimbursement. The remainder of the cash severance payment and the second half of health insurance reimbursement will be paid if and when the executive notifies us, prior to the conclusion of 50% of the term of the executive’s non-competition and non-solicitation obligations, that the executive agrees to comply with the non-competition and non-solicitation obligations for the remainder of the term.

If the executive’s employment is terminated due to non-renewal of the employment agreement by the executive or us, then no severance is due to the executive under the employment agreement. However, if the employment agreement is not renewed by us and a new employment agreement is not entered into with the executive within ten days following the expiration of the employment agreement, the executive will become 100% vested in all stock, stock option and other equity awards then held by the executive to the extent that such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code.

In the event of the executive’s death or disability, as defined below, the executive officer will be entitled to: (A) pro rata base salary and pro rata target annual cash incentive bonus through the date of termination for the year in which termination occurs, plus a lump sum amount equal to the greater of: (1) the remainder of the base salary that would have been earned by the executive officer under the executive’s employment agreement between the date of his death or permanent disability and the expiration of the then current term of the employment agreement, or (2) 12 months of base salary plus the executive’s target annual cash incentive bonus for the year of termination; and (B) full acceleration of vesting for all stock, stock option and other equity awards.

The employment agreements contain confidentiality, non-competition and non-solicitation covenants. In order to receive any severance payments, the executive is required to execute a general release of claims against us.

The employment agreements provide that the gross-up payment for any excise taxes under Section 4999 of the Code described in the previous 2011 employment agreements that the executives maintained with their previous employer (Crimson) shall apply with respect to the Merger, but not with respect to any subsequent transaction.  In the event of a change of control transaction, other than the Merger, none of the executives are entitled to gross-up payments for any excise taxes under Section 4999 of the Code. In that event, if payments to any of the executives would otherwise constitute a parachute payment under Section 280G of the Code, then the payments will be limited to the dollar amount that can be paid to the executive without triggering an excise tax under Section 4999 of the Code, unless the net after-tax amount payable to the executive, after taking into account any excise tax incurred under Section 4999, would be greater without a limitation on the payments.

For purposes of the employment agreements, the term “cause,” “disability,” and “good reason” are generally defined as follows:

•
“Cause” shall include (A) continued failure by the executive to substantially perform his duties and responsibilities (other than a failure resulting from disability) that is materially injurious to us and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) reliable, written third-party documentary evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to us or our affiliates; (C) except as provided by (D), the indictment of the executive with a crime involving moral turpitude or a felony; or (D) the executive’s indictment for an act of criminal fraud, misappropriation or personal dishonesty; or (E) a material breach by the executive of any provision of his employment agreement that is materially injurious to the us and that remains uncorrected for 10 days following written notice of such breach by us.

•
“Disability” shall mean either (A) the executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees. The executive will also be deemed permanently disabled if determined to be totally disabled by the Social Security Administration.

•
“Good Reason” shall mean one or more of the following conditions arising not more than six months before the executive’s termination date without the executive’s consent: (A) our material breach of the executive’s employment agreement; (B) assignment to the executive by the Board or a duly authorized committee of any duties that materially and adversely alter the nature or status of the executive’s position, job descriptions, duties, title or responsibilities; (C) our requirement that the executive relocate anywhere other than the greater Houston, Texas metropolitan area; (D) a material reduction in the executive’s base salary; or (E) the executive’s exclusion from eligibility for our active bonus or benefits plans, or a material reduction in the executive’s award levels under those plans.

The table below quantifies our best estimates as to the amounts that the applicable named executive officers could have received in connection with a termination of their employment or our change in control on December 31, 2013.  We have also assumed that all vacation and expenses were paid currently as of December 31, 2013.  All amounts shown below should be considered estimates, as the actual amount of any benefit or payment could not be determined with any accuracy until the actual event occurred.

Name	Death or Disability ($)(1)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Allan D. Keel
Salary	1,650,000	1,794,000	1,794,000	—
Bonus (2)	—	1,794,000	1,794,000	—
Vesting of Equity	3,312,642	3,312,642	3,312,642	3,312,642
Continued Benefits	82,561	82,561	82,561	—
Total	5,045,203	6,983,203	6,983,203	3,312,642

E. Joseph Grady
Salary	1,100,000	1,196,000	1,196,000	—
Bonus (2)	—	1,076,400	1,076,400	—
Vesting of Equity	1,490,722	1,490,722	1,490,722	1,490,722
Continued Benefits	82,561	82,561	82,561	—
Total	2,673,283	3,845,683	3,845,683	1,490,722

Jay S. Mengle
Salary	825,000	600,000	750,000	—
Bonus (2)	—	480,000	600,000	—
Vesting of Equity	993,831	993,831	993,831	993,831
Continued Benefits	55,041	55,041	68,801	—
Total	1,873,872	2,128,872	2,412,632	993,831

A. Carl Isaac
Salary	880,000	640,000	800,000	—
Bonus (2)	—	512,000	640,000	—
Vesting of Equity	993,831	993,831	993,831	993,831
Continued Benefits	55,041	55,041	68,801	—
Total	1,928,872	2,200,872	2,502,632	993,831

Thomas H. Atkins
Salary	852,000	620,000	775,000	—
Bonus (2)	—	496,000	620,000	—
Vesting of Equity	993,831	993,831	993,831	993,831
Continued Benefits	55,041	55,041	68,801	—
Total	1,900,872	2,164,872	2,457,632	993,831
__________________

(1)
Amounts reflected here for salary assume that the executive officers would receive the greatest salary continuation payments by receiving the salary set for the remainder of their initial three year terms. With a death or disability occurring on December 31, 2013, we have assumed that they would receive salary for two years and nine months.

(2)
None of our executive officers received a bonus for 2013 under our cash incentive plan.  The estimated payments set forth herein utilize the applicable multiple of each executives target bonus under our cash incentive plan.

DIRECTOR COMPENSATION

Director Compensation for the Transition Period

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Joseph J. Romano	26,000	73,333	99,333
Brad Juneau (2)	41,500	73,333	114,833
Charles M. Reimer	42,500	73,333	115,833
Steven L. Schoonover	42,500	73,333	115,833
B. A. Berilgen	45,875	73,333	119,208
Jay D. Brehmer (3)	28,000	-	28,000
B. James Ford (4)	17,000	73,333	90,333
Lon McCain	18,250	73,333	91,583

(1)
Represents the aggregate fair value of restricted Common Stock on the respective award grant dates as computed in accordance with FASB ASC Topic 718 pursuant to amendments to Item 402 of Regulation S-K. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K/A for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.  The restricted stock awards were awarded on December 20, 2013 pursuant to the Company’s director compensation plan and vest on the first anniversary of the date of grant.

(2)	Mr. Juneau resigned from the Board on March 19, 2014. In recognition of his service to the Company, the Board accelerated the vesting of the restricted stock award for Mr. Juneau.

(3)	Mr. Brehmer resigned from the Board on October 1, 2013 in connection with the closing of the Merger.

(4)	Due to policies of Oaktree Capital Management L.P., Mr. Ford’s director compensation was issued to an affiliate of Oaktree Capital Management L.P.

Retainer/Fees and Equity Compensation

Our current compensation plan for non-employee directors (the “Plan”) became effective on October 1, 2013.  Pursuant to the Plan, each non-employee directors is entitled annually to a $50,000 cash retainer and $110,000 in restricted stock, subject to a one-year vesting. The number of shares to be awarded is determined based on the fair market value of our Common Stock as of the close of trading on the date of grant and directors are required to maintain ownership of at least fifty percent of the equity awarded to them within the last three calendar years.  The amounts of the retainer and restricted stock awards are adjusted for partial periods of service.  Additional annual cash retainer fees are paid to the chairman of our Board ($50,000), the chairman of the Audit Committee ($15,000), the chairman of the Compensation Committee ($10,000) and the chairman of the Nominating Committee ($9,500).  Meeting attendance fees of $1,000 are paid for each board and committee meeting attended in person.  The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

During the portion of the Transition Period prior to the adoption of the Plan, each outside director of the Company received a quarterly retainer of $28,000 payable in cash, with no stock option or common stock grants. There were no additional payments for meetings attended or being chairman of a committee. Directors were also reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board of Directors.

For the Transition Period, Messrs. Romano, Juneau, Reimer, Schoonover and Berligen were compensated under the Company’s pre-Plan policy for the Pre-Merger Period and under the Plan for the Post-Merger Period.  Messrs. McCain and Ford were compensated under the Plan for the Post-Merger Period.  Mr. Brehmer was compensated under the Company’s pre-Plan policy for the Pre-Merger Period.  Mr. Ford, as an employee of Oaktree Capital Management L.P., has elected that his compensation be issued to an affiliate of Oaktree Capital Management L.P.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

Transactions

Juneau Exploration L.P. In April 2012, Mr. Brad Juneau, the sole manager of the general partner of JEX, joined the Board and the Company entered into an Advisory Agreement with JEX, whereby in addition to generating and evaluating offshore and onshore exploration prospects for the Company, JEX will direct the Company’s staff on offshore operational matters including drilling, completions and production. Pursuant to the Advisory Agreement, JEX was paid a quarterly fee of $500,000. In August 2012, the Board of the Company elected Mr. Juneau as acting President and Chief Executive Officer of the Company.  As previously reported, Mr. Juneau recently resigned from the Board to devote his time and attention to other opportunities.

Effective January 1, 2013, the Advisory Agreement was terminated, and the Company and JEX entered into a First Right of Refusal Agreement (the “First Right Agreement”). Under the First Right Agreement, JEX granted a first right of refusal to Contango to purchase any exploration prospects generated and recommended by JEX. Prospects are presented along with terms and conditions for purchasing each prospect and Contango has the first right of refusal to purchase the prospect from JEX for a period of 10 days, subject to mutually acceptable terms. Pursuant to the First Right Agreement, JEX is paid an annual fee of $0.5 million which approximates the costs incurred by JEX for its continued support to the Company in the areas of operations, engineering, and land functions. JEX and its employees continue to be eligible to receive overriding royalty interests, carried interests and certain back-in rights. The First Right Agreement was terminated effective as of March 31, 2013.

Effective January 1, 2013, Contaro Company, a wholly-owned subsidiary of the Company, entered into an advisory agreement with JEX (the “Contaro Advisory Agreement”). Under the Contaro Advisory Agreement, JEX will provide advisory services to Contaro in connection with Contaro’s investment in Exaro, and Mr. Juneau will serve on the Board of Managers of Exaro and perform such duties as described in the limited liability company operating agreement of Exaro. Pursuant to the Contaro Advisory Agreement, JEX will be paid a monthly fee of $10,000 and shall be entitled to receive a one percent (1%) fee of the cash profit earned by Contaro. Cash profit is defined as the amount of cash received by Contango as a result of its investment in Contaro, less the cash invested by the Company as a result of its investment in Contaro.

In addition to generating and evaluating prospects for the Company via JEX, and directing the Company’s operations through the Advisory Agreement and as acting President and CEO of the Company, JEX and/or its affiliates have historically participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify each participant’s working interest (“WI”), net revenue interest (“NRI”), and describe when such interests are earned, as well as allocate an overriding royalty interest (“ORRI”) of up to 3.33% to benefit the employees of JEX, excluding Mr. Juneau, except where otherwise noted.

Republic Exploration LLC. In his capacity as sole manager of the general partner of JEX, Mr. Juneau also controls the activities of Republic Exploration LLC (“REX”), an entity owned 34.4% by JEX, 32.3% by Contango, and 33.3% by a third party which contributed other assets to REX. REX generates and evaluates offshore exploration prospects and has historically participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify each participant’s working interest, net revenue interest, and describe when such interests are earned, as well as allocate an ORRI of up to 3.33% to benefit the employees of JEX. The Company proportionately consolidates the results of REX in its consolidated financial statements.

Olympic Energy Partners. In August 2012, the Company’s founder, Chairman and Chief Executive Officer, Mr. Kenneth R. Peak, took a medical leave of absence and the Board appointed Mr. Juneau as acting President and Chief Executive Officer of the Company. In December 2012, Mr. Joseph J. Romano was elected President and Chief Executive Officer of the Company and served in such capacity until October 1, 2013. Mr. Peak passed away on April 19, 2013 and Mr. Romano was named Chairman of the Company. Mr. Romano is also the President and Chief Executive Officer of Olympic Energy Partners LLC (“Olympic”).

JEX, affiliates of JEX, and Olympic have historically participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify each participant’s WI, NRI, and describe when such interests are earned, as well as allocate an ORRI of up to 3.33% to benefit the employees of JEX, excluding Mr. Juneau, except where otherwise noted. Olympic last participated with the Company in the drilling of wells in March 2010, and its ownership in Company-operated wells is limited to our Dutch and Mary Rose wells.

As of December 31, 2013, Contango, Olympic, JEX, REX and JEX employees owned the following interests in the Company’s offshore wells.

	Contango		Olympic		JEX		REX		JEX Employees
	WI	NRI	WI	NRI	WI	NRI	WI	NRI	ORRI
Dutch #1 - #5	54.89%	44.65%	3.53%	2.84%	1.88%	1.51%	—%	—%	2.02%
Mary Rose #1	53.21%	40.44%	3.61%	2.70%	2.01%	1.51%	—%	—%	2.79%
Mary Rose #2 - #3	53.21%	38.67%	3.61%	2.58%	2.01%	1.44%	—%	—%	2.79%
Mary Rose #4	34.58%	25.49%	2.34%	1.70%	1.31%	0.95%	—%	—%	1.82%
Mary Rose #5	37.80%	27.88%	2.56%	1.87%	1.43%	1.04%	—%	—%	1.54%
Ship Shoal 263	100.00%	80.00%	—%	—%	—%	—%	—%	—%	3.33%
Vermilion 170	83.20%	64.83%	—%	—%	4.30%	3.35%	12.50%	9.74%	3.33%

Prior to December 2013, Contango, Olympic, and JEX had the following lower WI and NRI in Dutch #1-#5, as a Below is a summary of the transactions between the Company, Olympic, JEX and REX during the Transition Period:

•
Effective January 1, 2014, the Company subleased to JEX a portion of its previous office space at 3700 Buffalo Speedway, Houston, Texas for approximately $0.1 million per year, which approximates our rental liability for that space.

Below is a summary of payments received from (paid to) Olympic, JEX and REX in the ordinary course of business in our capacity of operator of the wells and platforms for the Transition Period.  The Company made and received similar types of payments with other well owners (in thousands):

	Transition Period
	Olympic	JEX	REX
Revenue payments as well owners	$(3,455)	$(2,471)	$(1,073)
Joint interest billing receipts	$351	$451	$981

Below is a summary of payments received from (paid to) Olympic, JEX and REX as a result of specific transactions between the Company, Olympic, JEX and REX for the Transition Period. While these payments are in the ordinary course of business, the Company did not have similar transactions with other well owners (in thousands):

	Transition Period
	Olympic	JEX	REX
Reimbursement of certain costs	$—	$(182)	$—
Prospect fees	—	(250)	—
Advisory Agreement	—	—	—

	Transition Period
	Olympic	JEX	REX
First Right Agreement	—	—	—
Contaro Advisory Agreement	—	(40)	—
Investment in Rex	—	—	(197)

As of December 31, 2013, the Company’s consolidated balance sheets reflected the following balances:

	December 31, 2013
	Olympic	JEX	REX
Accounts receivable:
Trade receivable	$—	$—	$—
Joint interest billing	34	87	116
Amounts Payable:
Royalties and revenue payable	$(1,293)	$(877)	$(466)

Oaktree Capital Management L.P. Through various funds, Oaktree Capital Management L.P. (“Oaktree”) owns approximately 6.6% of the Company’s Common Stock.  On October 1, 2013 following the closing of the Merger, Mr. James Ford, a Managing Director and Portfolio Manager with Oaktree, was elected to the Company’s Board.  Mr. Ford was previously a member of Crimson’s board of directors from February 2004 until the closing of the Merger.

As part of the director compensation of Mr. Ford, all cash and equity awards payable to Mr. Ford are instead granted to an affiliate of Oaktree.  During the Transition Period, an affiliate of Oaktree earned $17,000 cash and 1,622 shares of Common Stock as a result of Mr. Ford’s board participation.

Prior to the Merger, Crimson maintained a second lien credit agreement with Barclays Bank Plc, as agent, and other parties, including an affiliate of Oaktree, which was Crimson's largest stockholder at the time (the “Second Lien Credit Agreement”). The Second Lien Credit Agreement provided for a term loan, made to Crimson in a single draw, in an aggregate principal amount of $175.0 million. In connection with the Merger, the Company assumed and immediately repaid Crimson’s $175.0 million loan under the Second Lien Credit Agreement, plus $1.8 million in interest and prepayment premiums.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors.  Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of the directors listed below for re-election as directors to serve until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal.  We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.  Each nominee is currently a director and was previously elected to our Board by our stockholders in 2013.  Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors.  We have no reason to believe that the nominees will be unable or unwilling to serve if elected.  However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of March 31, 2014, of our current directors, each of whom is a director nominee for re-election at the Annual Meeting.

Name	Age	Position	Year First Elected Director
Joseph J. Romano	61	Chairman	2012
Allan D. Keel	54	President, Chief Executive Officer and Director	2013
B.A. Berilgen	65	Director	2007
B. James Ford	45	Director	2013
Lon McCain	66	Director	2013
Charles M. Reimer	69	Director	2005
Steven L. Schoonover	68	Director	2005

Joseph J. Romano Mr. Romano became a Director in November 2012, after the Company’s founder, Mr. Kenneth R. Peak, received a medical leave of absence. Upon Mr. Peak’s passing in April 2013, Mr. Romano was elected Chairman. Mr. Romano also served as the Company’s President and Chief Executive Officer from November 2012 until October 1, 2013. Mr. Romano has worked in the energy industry since 1977, and assisted Mr. Peak in founding the Company in 1999. Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Company until its sale in 2005. He currently also serves in various capacities in Zilkha-affiliated companies. He has been President and Chief Executive Officer of Olympic Energy Partners since 2005 (which owns working interests in Contango’s Dutch and Mary Rose fields), President and Chief Executive Officer of ZZ Biotech since 2006, and Vice President and Director of Laetitia Vineyards and Winery since 2000. Mr. Romano also served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He earned his BA in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois. Mr. Romano brings to the Board his extensive historical knowledge about the Company, as well as his broad oil and gas management experience and corporate governance expertise.

Allan D. Keel Mr. Keel was appointed Chief Executive Officer and President and elected to the Board on October 1, 2013 following the Merger. Mr. Keel previously served as Chief Executive Officer and President, as well as a Director of Crimson from 2005 until the closing of the Merger. Prior to forming Crimson, Mr. Keel was Vice President/General Manager of Westport Resources and it's predecessor in 2004 and from 1996 until mid 2000. Mr. Keel also served as President for Woodside Energy USA during 2003 and President/Chief Operating Officer for

Mariner Energy from 2001-2002.  Before joining Westport Oil and Gas in 1996, Mr. Keel was employed by Energen Resources from 1984-1996 where he held several positions, the last of which was Vice President of Exploration and Business Development. Mr. Keel holds Bachelor of Science and Master of Science degrees in Geology from the University of Alabama and an MBA from the Owen School of Management at Vanderbilt University. As our Chief Executive Officer and President, Mr. Keel gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills, executive management experience and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.

B.A. Berilgen Mr. Berilgen was appointed a director of Contango in July 2007. Mr. Berilgen has served in a variety of senior positions during his 40 year career. Most recently, he became Managing Director, Head of Upstream Business, at Castleton Commodities International, LLC in February 2013. Prior to that he served as Chief Executive Officer of Patara Oil & Gas LLC from April 2008 to February 2013. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then served as an independent consultant to various oil and gas companies from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972. Mr. Berilgen’s skills in business and financial matters, as well as his breadth of oil and gas experience, make him a valuable addition to the Board.

B. James Ford Mr. Ford was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. Ford was previously a member of Crimson’s Board of Directors from February 2005 until the closing of the Merger. Mr. Ford is a Managing Director and Portfolio Manager within Oaktree Capital Management’s Global Principal Group. He is responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Since joining Oaktree in 1996, he has been involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. Mr. Ford has worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of Cequel Communications (the eighth largest cable operator in the U.S.), Exco Resources, Forcenergy, Inc. (oil and gas exploration and production companies) and Regal Entertainment (largest movie exhibitor in the U.S.), as well as numerous private companies. Before joining Oaktree in 1996, Mr. Ford was a consultant with McKinsey & Co., and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Board of the Children’s Bureau. Through his role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford brings to our Board investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.

Lon McCain. Mr. McCain was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. McCain was previously a member of Crimson’s Board of Directors from June 2005 until the closing of the Merger. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc, an independent oil and gas exploration and production company. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of the Company’s business environment, which he has gained through his long career in the oil and gas industry. Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.

Charles M. Reimer Mr. Reimer was elected a director of Contango in November 2005. Mr. Reimer has been President of Freeport LNG Development, L.P. since December 2002 and has experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the senior executive responsible for the VICO joint venture that operated in Indonesia, and provided LNG technical support to P. T. Badak. Additionally, during these years he served, along with Pertamina executives, on the board of directors of the P.T. Badak LNG plant in Bontang, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P., Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc. Mr. Reimer brings to the Board extensive expertise in the exploration and production of oil and gas and significant executive management experience.

Steven L. Schoonover Mr. Schoonover was elected a director of Contango in November 2005. Mr. Schoonover was most recently Chief Executive Officer of Cellxion, L.L.C., a company he founded in September 1996 and sold in September 2007, which specialized in construction and installation of telecommunication buildings and towers, as well as the installation of high-tech telecommunication equipment. Since the sale in September 2007, Mr. Schoonover has continued to serve as a consultant to the current management team of Cellxion, L.L.C. From 1990 until its sale in November 1997 to Telephone Data Systems, Inc., Mr. Schoonover served as President of Blue Ridge Cellular, Inc., a full-service cellular telephone company he co-founded. From 1983 to 1996, he served in various positions, including President and Chief Executive Officer, with Fibrebond Corporation, a construction firm involved in cellular telecommunications buildings, site development and tower construction. Mr. Schoonover has been awarded, on two occasions with two different companies, Entrepreneur of the Year, sponsored by Ernst & Young, Inc Magazine and USA Today. Mr. Schoonover graduated from Ohio University in 1967 with a BFA in Communications for Organizations and received his Juris Doctor from Creighton University in 1972. He is currently a member of the Texas Bar. Mr. Schoonover’s provides our Board with his leadership skills including his business and financial experience and his corporate governance expertise

All directors and nominees for director of the Company are United States citizens.  There are no family relationships between any of our directors and executive officers. In addition, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014.  Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Grant Thornton will be present at the Annual Meeting.  These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by Grant Thornton LLP for the Transition Period and the fiscal years ended June 30, 2012 and 2013.

	Transition Period ended December 31	Year Ended June 30
	2013	2013	2012
Audit Fees (1) (3)	$606,416	$363,363	$245,114
Audit-Related Fees	—	—	—
Tax Fees (2)	71,371	148,412	140,560
All Other Fees (4)	—	—	—
Total	$677,787	$511,775	$385,674
__________
(1)
Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations.  These fees included audit fees for the performance of annual audits of our financial statements for the Transition Period and for the fiscal years ended June 30, 2013 and 2012.

(2)
Tax fees for the Transition Period and the years ended June 30, 2012 and 2013 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales and technical advice from tax authorities.

(3)	Included in the audit fees for the Transition Period are fees for services related to SEC filings and additional audit requirements related to the Merger for the total of $42,554.

(4)
There are no other fees for services rendered to us by Grant Thornton LLP. The foregoing amounts do not include fees for services rendered to Crimson by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended June 30, 2012 or 2013.

The Audit Committee pre-approved all of Grant Thornton’s fees for the Transition Period and for the 2013 and 2012 fiscal years through a formal engagement letter.  The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm.  The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm.  The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services.  Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR.

PROPOSAL 3:
APPROVAL OF THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

Description of the Proposed Amendment

The 2009 Equity Compensation Plan (as amended, the “2009 Plan”) was originally approved by our Board and our stockholders in connection with our 2009 Annual Meeting of Stockholders.  The 2009 Plan provides for the granting of various types of equity incentive awards to the officers, directors, employees and consultants of the Company.  On April 10, 2014, our Board approved the first amendment to the 2009 Plan in the form of an amendment and restatement that, among other administrative changes to the plan, renames the plan as the Amended and Restated Incentive Compensation Plan, adds a cash award to the plan, and updates certain provisions of the plan that govern “performance-based compensation” awards granted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (described in detail below).

A summary of the principal features of the 2009 Plan, as amended and restated, is provided below but does not purport to be a complete description of all of the provisions of the 2009 Plan.  The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended and Restated 2009 Incentive Compensation Plan, which is filed as Appendix A below.

Reason for the Proposed Amendment

We expect that the use of equity-based awards and incentive compensation awards under the 2009 Plan will be a key component of the Company’s compensation program in upcoming years.  The awards granted under the 2009 Plan, including the cash awards that were added to the plan with the amendment and restatement of the plan, will assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors.  The addition of cash awards to the 2009 Plan will allow us more flexibility to design appropriate compensation programs for our employees, and it will allow us to design cash awards that have better tax consequences to us and our employees, as described below.

We desire to ensure the tax deductibility of certain awards granted under the 2009 Plan, and the deductibility of awards granted to certain employees after this meeting will potentially be limited unless this Proposal No. 3 is approved by our stockholders. Certain awards under the 2009 Plan are intended to qualify for exemption from the deduction limitations of Section 162(m) of the Code by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m) of the Code. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (our “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m) of the Code. In addition to certain other requirements, in order for awards under the 2009 Plan to constitute “performance-based compensation,” the material terms of the 2009 Plan must be disclosed to and approved by our stockholders on a regular basis or any time that an amendment is made to a material term of the plan. Under the regulations of Section 162(m) of the Code, the material terms of the 2009 Plan are (i) the maximum amount of compensation that may be paid to a participant under the 2009 Plan in any fiscal year, (ii) the individuals eligible to receive compensation under the 2009 Plan, and (iii) the business criteria on which the performance goals are based. The amendment and restatement of the 2009 Plan did not alter the eligibility provisions of the 2009 Plan in any manner, nor did it increase the aggregate number of shares available for issuance under the 2009 Plan, but the performance criteria that may be used to design a performance-based award were modified to improve the 2009 Plan’s compliance with Section 162(m) of the Code. The Company intends for certain awards under the 2009 Plan to continue to qualify for exemption from the deduction limitations of Section 162(m) of the Code. Accordingly, we are asking stockholders to approve the amended and restated 2009 Plan so that awards under the 2009 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible.

Consequences of Failure to Approve the Proposal

With respect to this Proposal No. 3 our stockholders are voting to:  (i) re-approve the maximum amount of compensation that may be paid to a participant under the 2009 Plan in any fiscal year in the form of our common stock (which remains unchanged from the original 2009 Plan) and to approve a cash limitation on grants of cash awards paid to a participant in any fiscal year, (ii) re-approve the individuals eligible to receive compensation under the 2009 Plan (which remains unchanged from the original 2009 Plan); and (iii) approve the business criteria on which the performance goals are based for purposes of Section 162(m) of the Code.  The 2009 Plan, as it existed before the amendment and restatement, shall continue regardless of the outcome of the stockholder vote. Further, failure of our stockholders to approve this Proposal No. 3 will not affect the rights of existing award holders under the 2009 Plan or under any previously granted awards under the 2009 Plan. However, if this Proposal No. 3 is not approved, certain awards granted to Covered Employees in future years may not be deductible to the extent they exceed $1,000,000, meaning that we may be limited in our ability to grant awards that are both deductible and satisfy our compensatory objectives.

Our Board of Directors recommends that stockholders vote “FOR” the approval of this Proposal No. 3 regarding the amendment and restatement of the 2009 Plan.

The 2009 Plan in General

The purpose of the 2009 Plan is to provide a means to enhance our profitable growth and that of our subsidiaries by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain stock ownership or incentive awards the value of which is tied to the performance of our common stock. The 2009 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the 2009 Plan’s purpose by primarily providing grants of the following (collectively referred to as “Awards”):

•	Incentive stock options
•	Nonqualified stock options
•	Stock units
•	Stock awards
•	Stock appreciation rights
•	Other stock-based awards
•	Cash awards

Administration of the 2009 Plan

The 2009 Plan will generally be administered and interpreted by the Compensation Committee; however, the Board may appoint other committees comprised of members of the Board to administer the plan as necessary to maintain compliance with our company policies or applicable laws.  References in this summary to the “Committee” shall apply to the applicable committee chosen to administer the 2009 Plan under the applicable circumstance, which may be the full Board in certain circumstances.  Unless otherwise limited by the 2009 Plan, Rule 16b-3 of the Securities Exchange Act of 1934, or the Code, the Committee has broad discretion to administer the 2009 Plan, interpret its provisions, and adopt policies for implementing the 2009 Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary).

Persons Who May Participate in the 2009 Plan

Any individual who provides services to us or our subsidiaries, including non-employee directors and consultants (an “Eligible Person”), and is designated by the Committee to receive an Award under the 2009 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by us for determining eligibility under the 2009 Plan. Any individual granted an Award which remains outstanding under the 2009 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2009 Plan. We currently have 6 directors, 0 consultants, 11 officers and approximately 72 employees eligible to participate in the 2009 Plan.

A Participant under the 2009 Plan will be eligible to receive an Award pursuant to the terms of the 2009 Plan and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted in each fiscal year to Eligible Persons with regard to shares of common stock equaling more than 250,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the 2009 Plan).  Also, no payment may be made in any fiscal year in cash with respect to Awards that are not related to common stock in excess of $2,500,000.  No Participant will be eligible to receive dividend equivalents with respect to an Award in the amount of over $500,000 in any calendar year.

Securities to be Offered

Shares Subject to the 2009 Plan.  The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the 2009 Plan is 1,500,000 (subject to any adjustment due to recapitalization or reorganization permitted under the 2009 Plan); the amendment and restatement of the 2009 Plan will not add additional shares to the plan’s reserve pool.  As of December 31, 20013, 337,838 shares had been issued, 1,162,162 shares were available for future Awards, and 249,171 shares were the subject of outstanding Awards under the 2009 Plan. If and to the extent options and stock appreciation rights granted under the 2009 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the 2009 Plan. Shares of common stock surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes, will not be reissued under the 2009 Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the 2009 Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights.  Stock units that are designated in the grant agreement to be paid in cash rather than in shares of common stock will not count against the aggregate share limitation  The common stock sold pursuant to the 2009 Plan may be authorized but unissued shares, shares held by us in treasury, or shares which have been reacquired by us including shares which have been bought on the market for the purposes of the 2009 Plan. The fair market value of the common stock on a given date will be the closing sales prices reported by the applicable national securities stock exchange for the common stock on such date or, if no such sale takes place on such day, then the last reported sales price reported by the national securities exchange on which the common stock is currently traded on, or, if the common stock is no longer traded on an exchange at the time a determination of the fair market value must occur, the Committee shall determine the appropriate value for the common stock. There are no fees, commissions or other charges applicable to a purchase of common stock under the 2009 Plan.

Awards

Outstanding Awards.  As of December 31, 2013, there are an aggregate of 249,171 shares of unvested restricted stock and no shares that underlie outstanding options.  On March 31, 2014, the closing price of a share of our common stock was $47.74.

Stock Options.  The Committee may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2009 Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2009 Plan will be equal to or greater than the last sale price of the underlying shares of common stock reported on the applicable securities exchange on the date of grant.

An ISO may not be granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock unless the exercise price per share is not less than 110% of the last reported sale price of the underlying shares of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. The Committee will also determine the other terms and conditions of options, including the date or dates they become exercisable. The Committee may grant options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

A participant may exercise an option by delivering a notice of exercise to us. The Participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Committee permits, by delivering shares of common stock already owned by the Participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) if the Committee permits, by a net exercise of the option; (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve.

The Committee will determine under what circumstances, if any, and during what time periods a Participant may exercise an option after termination of employment or service.

Stock Awards.  The Committee may grant stock awards to anyone eligible to participate in the 2009 Plan. The Committee will determine the number of shares of common stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Committee will determine in the grant agreement under what circumstances a Participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Committee will determine whether and under what conditions Participants will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that dividends on stock awards shall be withheld while the stock awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the stock awards, or on such other terms as the Committee determines. Accumulated dividends may be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Committee.

Stock Units.  The Committee may grant stock units to anyone eligible to participate in the 2009 Plan. Each stock unit provides the Participant with the right to receive a share of common stock or an amount based on the value of a share of common stock. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the Participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine in the grant agreement under what circumstances a Participant may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

The Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of common stock and may be paid currently or may be deferred. The terms and conditions of dividend equivalents will be determined by the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the 2009 Plan. SARs may be granted in tandem with, or independently of, any option granted under the 2009 Plan. Upon exercise of an SAR, the Participant will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. Payment will be made in cash, shares of common stock or a combination of the two.

The base amount of each SAR will be determined by the Committee and will be not less than the last sale price of a share of common stock reported on the applicable stock exchange on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee will determine under what circumstances and during what time periods a Participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards.  The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the 2009 Plan. These grants will be based on or measured by shares of common stock, and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Cash Awards.  The amendment and restatement of the 2009 Plan adds a cash Award to the plan document.  A cash Award may be any Award that is denominated in or settled in cash, is supplemental to or independent of any other Award granted under the 2009 Plan.  The Committee will determine all terms and conditions applicable to a cash Award at the time of grant.

Qualified Performance-Based Compensation. The 2009 Plan permits the Committee to impose objective performance goals that must be met with respect to grants of Awards under the 2009 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code.  Prior to, or soon after the beginning of, the relevant performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable, in whole or part, in the event of the Participant’s death or disability during the performance period, a change of control, or other specified circumstances, in each case consistent with Treasury regulations.

The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, production, increase in gas, oil or mineral reserves, finding and development costs, tax-effected finding and development costs, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, impairments, dry hole expenses, and lease expiration and relinquishment expenses), pre or after tax income, distributable cash, distributable cash per share, funds from operations, funds from operations per share, return on assets, stockholder return, return on equity, return on capital employed, improvements in the Company’s attainment of expense levels, improvements on cash-flows (before or after taxes), implementation or completion of critical projects, relative performance to a comparison group designated by the Committee and increase in gas, oil or mineral reserves per share.  A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by the Company or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.  Performance goals need not be uniform as among Participants.

The Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Committee as qualified performance-based compensation. At the end of the performance period, the Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

Other Provisions

Tax Withholding.  At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization.  If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limitations on the number of shares of common stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the 2009 Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions of the 2009 Plan applicable to a change of control will apply.

Change in Control.  In the event of a change of control, the Committee may take any one or more of the following actions with respect to all outstanding grants, without the consent of any Participant:

•
Require that all outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on all outstanding stock awards, stock units and other stock-based awards lapse as of the date of the change of control or at other such time as the Committee determines;

•
Require that Participants surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the Participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving Participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board deems appropriate;
•
Determine that Participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Committee; or

•	Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

A “change in control” shall generally mean the occurrence of one of the following events:

•
the date that any person becomes a beneficial owner of more than 50% of our securities representing either (i) the then outstanding shares of our stock (the “Outstanding Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the Outstanding Company Voting Securities”); however, the following acquisitions shall not constitute a change in control transaction:  (a) any acquisition directly from us, (b) any acquisition by us, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us;
•
the individuals who constitute the incumbent board (generally the members of our Board on the effective date of the 2009 Plan, or members who were voted onto the Board by a majority of such members) cease for any reason to constitute at least a majority of our Board; or

•
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, of the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, (ii) no person (excluding employee benefit plans (or related trusts)) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of us that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of our incumbent board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination.

If an Award is subject to Section 409A of the Code, however, a “change in control” will not be deemed to occur unless the event was also a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” as defined under Section 409A of the Code.

Amendment and Termination.  The Board may amend or terminate the 2009 Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The 2009 Plan will terminate ten years after the effective date, unless the 2009 Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Transferability of Awards.  Only the Participant may exercise rights under a grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or the laws of descent and distribution. The Committee may provide, in a grant agreement, that a Participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

No Repricing of Options or SARs. Neither the Board nor the Committee can amend the 2009 Plan or options or SARs previously granted under the 2009 Plan to permit a repricing of options or SARs, without prior stockholder approval.

Participants Outside the United States. If any individual who receives a grant under the 2009 Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

Clawbacks.  All Awards granted under the 2009 Plan will be subject to any clawback policies that we may adopt to govern incentive compensation awards.

FEDERAL TAX CONSEQUENCES

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2009 Plan. This description is based on current law, which is subject to change (possibly retroactively).  Awards under the 2009 Plan could be subject to additional taxes under Section 409A of the Code.  However, Awards currently outstanding have been designed to avoid application of Section 409A of the Code and if Awards are granted subject to Section 409A of the Code, such Awards will be designed to comply with the limitations and restrictions of such provision.  The tax treatment of a Participant in the 2009 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Options; SARs; Incentive Options.  Participants will not realize taxable income upon the grant of a NQSO or an SAR. Upon the exercise of a NQSO or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Code Limitations on Deductibility” below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither us nor our subsidiaries will be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we (or a subsidiary) will then, subject to the discussion below under “— Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an ISO or NQSO, the tax consequences of the reload option will be as provided above for an ISO or NQSO, depending on whether the reload option itself is an ISO or NQSO.

The 2009 Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of NQSOs and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of NQSOs or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/ FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested NQSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NQSO at the time of the gift. The value of the NQSO may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the NQSO and the illiquidity of the NQSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 (in 2014) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NQSO will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested NQSOs has not been extended to unvested NQSOs. Whether such consequences apply to unvested NQSOsis uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Stock Units; Stock Awards and Other Stock-Based Awards; Cash Awards.  A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of stock awards or units or other stock-based awards denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the Award in an amount equal to the fair market value of the common stock received; provided, however, that if the common stock is not fully transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the common stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends, if any, that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Code Limitations on Deductibility.  In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or that of a subsidiary) to obtain a deduction for future payments under the 2009 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our the ability (or that of a subsidiary) to obtain a deduction for amounts paid under the 2009 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers (the chief executive officer and the three most highly compensated executive officers other than the chief financial officer) of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the First Amendment proposed by the Board is adopted at the Annual Meeting a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 50% of the shares of common stock available for issuance under the 2009 Plan or, with respect to Awards not related to shares of common stock, $1,000,000, in any given fiscal year. Although the 2009 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards.”

New Plan Benefits

The Awards, if any, that will be made to Eligible Persons under the Plan are subject to the complete discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of common stock subject to Awards that may be granted in the future to eligible employees, consultants and directors under the Plan, nor can we estimate the amount or the number of common stock that could have been granted to the eligible individuals had the Plan, as amended and restated, been in place in the last fiscal year.

OUR BOARD RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

PROPOSAL 4:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in in this Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;

•	reflect long-term corporate and individual performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

•	be externally competitive and internally equitable;

•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

•	reinforce the values we express in our Code of Ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and performance awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE "COMPENSATION DISCUSSION AND ANALYSIS, " THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE ABOVE.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Contango Oil & Gas Company to assist the Board in fulfilling its oversight responsibilities relating to Contango Oil & Gas Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Contango Oil & Gas Company’s financial reports.  The Audit Committee manages Contango Oil & Gas Company’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Contango Oil & Gas Company’s audited financial statements as of and for the transition period ended December 31, 2013.  The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.  The Audit Committee discussed with Grant Thornton LLP such firm’s independence.  The Audit Committee has also considered whether the provision of non-audit services to Contango Oil & Gas Company by Grant Thornton LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in both Contango Oil & Gas Company’s Transition Report on Form 10-K for the transition period ended December 31, 2013 and Contango Oil & Gas Company’s Annual Report on Form 10-K/A for the year ended December 31, 2013 for filing with the SEC.

THE AUDIT COMMITTEE,

Lon McCain (Chairman)
B.A. Berilgen
Steven L. Schoonover

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2014 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group.  The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC.  For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014 by that stockholder are deemed outstanding.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of March 31, 2014:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent
Estate of Kenneth R. Peak (3)	1,516,000	7.8
Oaktree Entities (4)	1,287,611	6.6
T. Rowe Price Associates, Inc. (5).	1,894,235	9.8
Ariel Investments, LLC (6)	3,025,777	15.6
BlackRock, Inc (7).	1,332,758	6.9

Directors and Named Executive Officers

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent
Directors
Joseph J. Romano	25,322	*
B.A. Berilgen	3,553	*
Charles M. Reimer	26,129	*
Steven L. Schoonover	64,970	*
Brad Juneau	68,872	*
B. James Ford (8)	—	—
Lon McCain	9,936	*
Executive Officers
Allan D. Keel (9)	220,240	1.1
E. Joseph Grady (10)	93,093	*
A. Carl Isaac (11)	53,549	*
Jay S. Mengle (12)	54,262	*
Thomas H. Atkins (13)	47,593	*
All current directors and executive officers as a group (12) persons)	667,519	3.4

*	Denotes less than 1% of class beneficially owned.

(1)	Unless otherwise noted, the stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed outstanding. Applicable percentages are based on 19,365,413 shares outstanding on March 31, 2014 plus an additional 82,033 shares of common stock subject to currently exercisable options. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)
Based upon its Schedule 13D filing, the address of the Estate of Kenneth R. Peak is 3700 Buffalo Speedway, Suite 960, Houston, Texas, 77098. Mr. Peak, our former Chairman and Chief Executive Officer, began a medical leave of absence beginning in August 2012 and subsequently passed away in April 2013.

(4)
The address of Oaktree entities described in this footnote is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. OCM Principal Opportunities Fund III, L.P. (“POF III”) is the managing member of OCM GW Holdings, LLC (“OCM GW”), and, therefore, has investment and voting control over the securities held by OCM GW. OCM Principal Opportunities Fund III GP, L.P. (“POF III GP”) is the general partner of POF III, Oaktree Fund GP I, L.P. (“GP I”) is the general partner of POF III GP, Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I, OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I, Oaktree Holdings LLC (“Holdings”) is the managing member of Holdings I, Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the duly appointed manager of OCG. OCM Principal Opportunities Fund IV, L.P. (“POF IV”) is the managing member of OCM Crimson Holdings, LLC (“OCM Crimson”) and, therefore, has investment and voting control over the securities held by OCM Crimson. OCM Principal Opportunities Fund IV GP, L.P. (the “POF IV GP”) is the general partner of POF IV, OCM Principal Opportunities Fund IV GP, Ltd. (“POF IV Ltd.”) is the general partner of POF IV GP, GP I is the sole stockholder of POF IV Ltd., Oaktree Capital Management, L.P. (“Management”) is the sole director of POF IV Ltd., Oaktree Holdings, Inc. (“Holdings Inc.”) is the general partner of Management, and OCG is the sole shareholder of Holdings Inc. POF III, POF III GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, POF IV, POF IV GP, POF IV Ltd., Management and Holdings, Inc. expressly disclaim beneficial ownership of the shares held by OCM GW and OCM Crimson, except to the extent of their respective pecuniary interests therein.

(5)
Based upon its Schedule 13G filing, T. Rowe Price Associates, Inc.’s address is 100 E. Pratt Street, Baltimore, Maryland 21202. The securities shown as beneficially owned by T. Rowe Price Associates, Inc.(“Price Associates”) are owned by various individual and institutional investors, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Based upon its Schedule 13G filing, Ariel Investments, LLC’s address is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(7)	Based upon its Schedule 13G filing, BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.

(8)	Excludes shares held by affiliates of Oaktree Capital Management, LLC, of which Mr. Ford disclaims beneficial ownership.

(9)
Reported common stock is all held directly and includes 55,943 shares subject to currently exercisable options. Mr. Keel became a “named executive officer” of the Company as defined in Item 402(a)(3) of Regulation S-K on October 1, 2013.

(10)
Reported common stock is all held directly and includes 18,647 shares subject to currently exercisable options. Mr. Grady became a “named executive officer” of the Company as defined in Item 402(a)(3) of Regulation S-K on October 1, 2013.

(11)
Reported common stock is all held directly and includes 14,504 shares subject to currently exercisable options. Mr. Isaac became a “named executive officer” of the Company as defined in Item 402(a)(3) of Regulation S-K on October 1, 2013.

(12)
Reported Common Stock includes 49,875 held directly and includes 3,729 shares subject to currently exercisable options. Mr. Mengle’s wife holds 658 shares. Mr. Mengle became a “named executive officer” of the Company as defined in Item 402(a)(3) of Regulation S-K on October 1, 2013.

(13)
Reported common stock is all held directly and includes 3,714 shares subject to currently exercisable options. Mr. Atkins became a “named executive officer” of the Company as defined in Item 402(a)(3) of Regulation S-K on October 1, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2013, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders:

Amended and Restated 2009 Incentive Compensation Plan	—	$ —	1,152,152

Equity compensation plans not approved by security holders:

2005 Stock Incentive Plan	135,107	$ 53.00	11

The 2005 Stock Incentive Plan was adopted by our Board in conjunction with the Merger with Crimson. Prior to the Merger, it had been approved by the Crimson stockholders. Under the 2005 Stock Incentive Plan, the Board may grant incentive stock options, nonstatutory stock options, restricted awards, unrestricted awards, performance awards, stock appreciation rights and dividend equivalent rights to officers, directors, employees or consultants that provided services to Crimson prior to the Merger, or who are new hires following the Merger. Awards made under the 2005 Stock Incentive Plan are subject to such terms and conditions, without limitation, as may be determined by the Board.

See Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K/A for the year ended December 31, 2013 for a discussion of our equity compensation plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the Transition Period all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), other than Form 4s for certain of our directors and executive officers that were required in connection with the closing of the Merger and were due on October 3, 2013. While not filed timely under Section 16(a), each of the Form 4s listed above was filed within a reasonable time following the deadline for timely filed reports.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2015 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.  In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than April 21, 2014.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws.  A stockholder making a nomination for election to our Board or a proposal of business for the 2015 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2014 Annual Meeting of Stockholders.  In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2015 Annual Meeting of Stockholders, it should be properly submitted to us no earlier than February 19, 2015 and no later than January 20, 2015.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications.  The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected.  From time to time, the Nominating Committee may request additional information from the nominee or the stockholder.  For additional information about the notice requirements for director nominations, see our bylaws.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal.  For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2015 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before April 5, 2015, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If we first receive notice of the matter after April 5, 2015, and the matter nonetheless is permitted to be presented at the 2015 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.

ANNUAL REPORT

A copy of the Transition Report on Form 10-K for the Transition Period and a copy of the Annual Report on Form 10-K/A for the year ended December 31, 2013, but not including exhibits, is available at www.contango.com. A copy of our Annual Report on Form 10-K/A, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person.  Exhibits to the Annual Report on Form 10-K/A are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.   Such requests should be directed to our Investor Relations department, Attn: Michael Hackett, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400.

Appendix A

CONTANGO OIL & GAS COMPANY

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

CONTANGO OIL & GAS COMPANY

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

1. Purpose and History

The purpose of the Contango Oil & Gas Company Amended and Restated 2009 Incentive Compensation Plan (the “Plan”) is to provide (i) designated employees of Contango Oil & Gas Company (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards as well as cash awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan (styled as the Contango Oil & Gas Company 2009 Equity Compensation Plan) originally became effective as of September 1, 2009.  The Plan is now being amended and restated, subject to the approval of the Company’s stockholders, to (a) clarify certain provisions of the Plan relating to Section 162(m) of the Code, (2) to add cash awards to the Plan, and (3) to make certain administrative clarifications to the Plan.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Cash Award” means a cash award as described in Section 11.

(c) “Change of Control” shall be deemed to have occurred if:

(i)           Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the securities of the Company representing either (x) the then outstanding shares of Company Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)           Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Provided, however, that notwithstanding the definition of a Change of Control provided above, with respect to any Award that is subject to section 409A of the Code, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the regulations promulgated under section 409A of the Code.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means (i) with respect to Grants to Employees (other than as noted herein) and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations; and (iv) with respect to Grants to individuals that are subject to section 16 of the Exchange Act, a committee that consists of two or more persons appointed by the Board, all of whom shall be “nonemployee directors” within the meaning of Rule 16b-3(b)(3).

(f) “Company” means Contango Oil & Gas Company and any successor corporation.

(g) “Company Stock” means the common stock of the Company.

(h) “Consultant” means an advisor or consultant who performs services for the Employer.

(i) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j) “Effective Date” of the Plan means April 10, 2014, subject to approval of the Plan by the stockholders of the Company.

(k) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l) “Employer” means the Company and its subsidiaries.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(p) “Grant” means an Option, Stock Unit, Stock Award, SAR, Other Stock-Based Award or Cash Award granted under the Plan.

(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s) “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(u) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(x) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(y) “Plan” means this Contango Oil & Gas Company 2009 Equity Compensation Plan, as in effect from time to time.

(z) “SAR” means a stock appreciation right as described in Section 10.

(aa) “Stock Award” means an award of Company Stock as described in Section 9.

(bb) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3. Administration

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(a) Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority.  Except for Grants to the Company’s Chairman and its Chief Executive Officer, each of which shall require the approval of  the Board, the Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs or Other Stock-Based Awards as described in Section 10, and Cash Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized.  The total aggregate number of shares of Company Stock that may be issued under the Plan is 1,500,000 shares, subject to adjustment as described in subsection (d) below.

(b) Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.  If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs.  To the extent that a Grant of Stock Units or Other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits.  The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 250,000 shares, subject to adjustment as described in subsection (d) below.  With respect to an award that is not designated

4

in shares of Company Stock, the maximum amount of the Grant to any individual during any calendar year shall not be valued at more than $2,500,000 on the date of grant.   The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d) Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons.  All Employees, including Employees who are officers or members of the Board, Consultants, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants.  The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements.  The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless

5

the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Consultant or Non-Employee Director.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) if permitted by the Committee, by a net exercise of the Option, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

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8. Stock Units

(a) General Requirements.  The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a) General Requirements.  The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a).  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

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(d) Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that Dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the Dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated Dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as Dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs.  The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option.  The following provisions are applicable to SARs:

(i) General Requirements.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability.  An SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment.  The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

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(b) Other Stock-Based Awards.  The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11. Cash Awards

A Grant denominated in or settled in cash, as an element of or supplement to, or independent of any other Grant under this Plan, may be granted pursuant to this Section 11. Cash Awards may be granted to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.   Cash Awards may be granted subject to the achievement of performance goals or other conditions.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation.  The Committee may determine that any Grant under this Plan to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, production, increase in gas, oil or mineral reserves or reserve values, finding and development costs, tax-effected finding and development costs, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, impairments, dry hole expenses, and lease expiration and relinquishment expenses), pre or after tax income, distributable cash, distributable cash per share, funds from operations, funds from operations per share, return on assets, stockholder return, return on equity, return on capital employed, improvements in the Company’s attainment of expense levels, improvements of cash-flows (before or after taxes), implementation or completion of critical projects, relative performance to a comparison group designated by the Committee and increase in gas, oil or mineral reserves per share.  A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv)

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accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by the Company or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.  Performance goals need not be uniform as among Participants and may be changed from year to year by the Committee as deemed appropriate.

(d) Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a) Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

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(b) Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16. Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to all outstanding Grants, without the consent of any Participant:  (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards, Stock Units and Other Stock-Based Awards shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(b) Other Transactions.  The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a) Amendment.  The Board may amend or terminate the Plan at any time (including, without limitation, in response to a change in applicable law or regulations); provided, however, that if approval of the stockholders of the Company is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements, then such amendment or termination shall not be effective until such approval is received.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below.

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(b) No Repricing Without Stockholder Approval.  Except in connection with a corporate transaction involving the Company or a change in capitalization (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Grants may not be amended without shareholder approval to reduce the Exercise Price of outstanding Options or the base amount of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Grants or Options or SARs with an Exercise Price or base amount that is less than the Exercise Price or base amount of the original Options or SARs.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.”  If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(b) Compliance with Law.  The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any

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specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants.  Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan that has not been approved by the Committee and otherwise administered in accordance with the terms hereof.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Specified Employee under Section 409A of the Code.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under section 409A of the Code or the regulations promulgated thereunder) becomes entitled to a payment under a Grant which is subject to section 409A of the Code on account of a “separation from service” (as defined under section 409A of the Code or the regulations promulgated thereunder), to the extent required by the Code, such payment (or the applicable portion of such payment) shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(i) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Grant Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Grant should not comply with Rule 16b-3) or section 422 of the Code.   With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(j) Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Clawback Policies.  To the extent required or advisable pursuant to applicable law or any applicable securities exchange listing standards, Grants and amounts paid or payable pursuant to or with respect to Grants under this Plan shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Board, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Grants and amounts paid or payable pursuant to or with respect to Grants.  Notwithstanding any provision of a Grant Agreement to the contrary, the Company reserves the right, without the consent of any Participant or

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beneficiary of any Award, to adopt any such required or advisable clawback policies and procedures, including such policies and procedures applicable to the Grant Agreement with retroactive effect.
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